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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in (a) the Registration Statement of Dover Corporation on Form S-8 (File No. 333-01419), (b) the Registration Statement of Dover Corporation on Form S-8 (File No. 333-11229),
(c) the Registration Statement of Dover Corporation on Form S-8 (File No. 333-45661), (d) the Registration Statement of Dover Corporation on Form S-8 (File No. 333-64160) and (e) the Registration Statement of Dover Corporation on Form S-3 (File No. 333-47396) of our report dated February 10, 2003 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
New York, New York
March 5, 2003

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